EXHIBIT 10.5

Execution Version

AMENDMENT TO LETTER AGREEMENT

November 1, 2021

Reference is hereby made to that certain Letter Agreement (the “Letter Agreement”), dated as of July 1, 2018, by and between Dell Technologies Inc. (“Dell”) and VMware, Inc. ( “VMware”). This Amendment to Letter Agreement (the “Amendment”) is being entered into in connection with the consummation of the transactions contemplated by that certain Separation and Distribution Agreement, dated as of April 14, 2021, by and between Dell and VMware. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Letter Agreement.

1.	The penultimate paragraph of the Letter Agreement (for the avoidance of doubt, relating to termination) is deleted in its entirety and replaced with the following:

This letter agreement shall terminate on the earlier of (i) the 10 year anniversary of the date hereof and (ii) the date that the MSD Stockholders and the SLP Stockholders (each as defined in the Stockholders Agreement) no longer hold shares of Class A common stock of the Company. No provision of this Agreement may be amended, modified or waived except by a written instrument signed by Diamond and the Company; provided that any amendment, modification or waiver of this Agreement shall require the prior written approval of a special committee of the Board of Directors comprised solely of independent and disinterested directors. For purposes of this paragraph, the term “Stockholders Agreement” means that certain Stockholders Agreement of the Company dated as of [•], by and between the Company, the MSD Stockholders and the SLP Stockholders.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely in such state. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for any action arising out of or relating to this letter agreement and the transactions contemplated hereby.

This Amendment may be signed in one or more counterparts (including by fax or .pdf), which, when taken together, shall constitute one and the same instrument.

The parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

This Amendment shall be effective immediately upon the execution and delivery of this Amendment by the parties hereto.

[Signature Page Follows]

DELL TECHNOLOGIES INC.

By:	/s/ Robert Potts
Name: Robert Potts
Title: Senior Vice President and Assistant Secretary

VMWARE, INC.

By:	/s/ Craig Norris
Name: Craig Norris
Title: Vice President and Assistant Secretary

[Signature Page to Amendment to Letter Agreement]